UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2021

SANUWAVE HEALTH INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3360 Martin Farm Road Suite 100, Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

(770) 419-7525
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fi ling is intended to simultaneously satisfy the fi ling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNWV	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard, Transfer of Listing

In September 2020, the SEC amended Exchange Act Rule 15c2-11, which primarily governs a broker’s ability to submit or publish quotations for securities that trade on the over-the-counter (OTC) markets. In essence, Rule 15c2-11 prohibits dealers from publishing quotations for OTC securities to quotation mediums without first reviewing certain issuer financial information and ensuring that information is current and publicly available before quoting that security.

Under the amended Rule 15c2-11 (the “Amended Rule”), which takes effect on September 28, 2021, current information about an issuer must be publicly available in order for an issuer’s security to become quoted initially, and remain quoted, on one of the public markets (the “OTC Markets”) operated by the OTC Markets Group. According to guidance from the OTC Markets Group, issuers subject to SEC reporting obligations will satisfy the requirements of the Amended Rule if such issuers are current in their SEC reporting obligations in accordance with the provisions of the Amended Rule. Companies that do not make current information publicly available, and thus do not meet the requirements for ongoing quoting, will be shifted to the OTC Markets Group’s “Expert Market.” The Expert Market will be available for unsolicited quotes only, meaning broker-dealers may use the Expert Market to publish unsolicited quotes representing limit orders from retail and institutional investors who are not affiliates or insiders of the issuer. Quotations in Expert Market securities are made available to broker-dealers, institutions, and other sophisticated investors. A company relegated to the Expert Market will be able to reapply for listing on the OTC Markets through the filing of a new Form 211 with FINRA once the Company has made current information available and is in compliance with the Amended Rule. At present, Sanuwave Health Inc. (the “Company”) is not current with its SEC reporting obligations with respect to the Annual Report on Form 10-K for fiscal year 2020 (the “Missed Annual Report”), and the Quarterly Reports on Form 10-Q for the periods ending March 31, 2021 and June 30, 2021 (the “Missed Quarterly Reports,” and together with the Missed Annual Report, the “Missed Filings”).

The Company has been preparing and intends to file the Missed Annual Report when our audit of the Company’s annual financial statements for fiscal year 2020 is completed. In addition, the Company has been preparing and intends to file all the Missed Quarterly Reports and the Company will continue working diligently to complete and file the Missed Filings as soon as possible to become current with its SEC reporting obligations. As soon as possible after it has done so, the Company intends to apply for relisting on the OTC Markets through the filing of a new Form 211. The Company cannot guarantee if its stock will continue to be quoted on the OTC Markets after September 28, 2021. Moreover, if the Company is moved to the Expert Market, there is no guarantee that it will be accepted for relisting on the OTC Markets thereafter.

Cautionary Statement Regarding Forward Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, financial condition, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expectations and beliefs about the preparation and filing of Missed Filings and the Company’s listing on OTC Markets. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including, but not limited to, risks and uncertainties related to: the Company’s ability to complete and file its Missed Filings; determinations of the OTC Markets Group; and the Company’s ability to locate a market maker to file a Form 211 for the Company in the event the Company is moved to the Expert Market. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanuwave Health Inc.

Date: September 28, 2021	By	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II
Chief Executive Officer